Exhibit 32.2

Certification of Chief Financial Officer

In connection with the special financial report (the “Report”) pursuant to Rule 15d-2 under the Securities Exchange Act of 1934 of Atlantic Express Transportation Corp. (the “Company”), I, Neil J. Abitabilo, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(i) the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Neil J. Abitabilo
Neil J. Abitabilo
Chief Financial Officer

Date: November 16, 2005

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.